Exhibit 10.3

Deutsche Bank

Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St,
London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: (212) 250-2500

DATE:	July 31, 2009

TO:	Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, MA 01965
ATTENTION:	Darrell Crate
FACSIMILE:	(617) 747-3380

FROM:	Deutsche Bank AG, London Branch
TELEPHONE:	44 20 7545 0556
FACSIMILE:	44 11 3336 2009

SUBJECT:	Registered Forward Transaction

REFERENCE NUMBER(S):	342363

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between Deutsche Bank AG, London Branch (“Deutsche”) and Affiliated Managers Group, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.  This Confirmation constitutes the entire agreement and understanding of the parties with respect to the subject matter and terms of the Transaction and supersedes all prior or contemporaneous written and oral communications with respect thereto.

DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934.  DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION.  AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS TRANSACTION BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC.  DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

Chairman of the Supervisory Board: Clemens Börsig Board of Managing Directors: Hermann-Josef Lamberti, Josef Ackermann, Dr. Hugo Banziger, Anthony Dilorio

Deutsche Bank AG is regulated by the FSA for the conduct of designated investment business in the UK, is a member of the London Stock Exchange and is a limited liability company incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration No. in England and Wales BR000005, Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Deutsche and Counterparty as to the terms of the Transaction to which this Confirmation relates.  This Confirmation, together with all other Confirmations of Equity Contracts (as defined in “Netting and Set-off” below), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Deutsche and Counterparty had executed an agreement in such form (without any Schedule except for the election of United States dollars (“USD”) as the Termination Currency and such other elections set forth in this Confirmation).  In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.  The parties hereby agree that, other than the Transaction to which this Confirmation relates and any other Equity Contract, no other Transaction shall be governed by the Agreement.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	July 31, 2009

Effective Date:

The first day occurring on or after the Trade Date on which Shares are sold pursuant to the Distribution Agency Agreement dated as of July 31, 2009 between Counterparty and DBSI (the “Distribution Agreement”)

Seller:	Counterparty

Buyer:	Deutsche

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “AMG”)

Number of Shares:

The aggregate number of Shares sold pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares to be settled on such date.

Hedge Completion Date:

The earliest of (i) the date specified in writing as the Hedge Completion Date by the Counterparty, (ii) any Settlement Date and (iii) September 30, 2009.  Promptly after the Hedge Completion Date, Deutsche will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

Initial Forward Price:

98.25% of the volume weighted average price at which the Shares are sold pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b) on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day.

Daily Rate:	For any day, (i) (a) USD-Federal Funds Rate for such day minus (b) the Spread divided by (ii) 365.

USD-Federal Funds Rate:

For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index><GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:

1.20%, subject to adjustment from time to time by Deutsche in its commercially reasonable discretion; provided that no such adjustment may reduce the Spread below 1.20% or increase the Spread above 1.50%.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:

Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:

Any Scheduled Trading Day following the first day occurring on or after the Trade Date on which Shares are sold pursuant to the Distribution Agreement and up to and including the Final Date that is either:

(a)                  designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) delivered to Deutsche no less than (i) one Scheduled Trading Day prior to such Settlement Date and five Scheduled Trading Days prior to the Final Date, if Physical Settlement applies, and (ii) five Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Stock Settlement applies; provided that if Cash Settlement or Net Stock

Settlement applies, any Settlement Date, including a Settlement Date on the scheduled Final Date, shall be deferred until the date on which Deutsche is able to completely unwind its hedge with respect to the portion of the Number of Shares to be settled if Deutsche is unable to completely unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period due to the restrictions of Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) agreed to hereunder, the existence of any Suspension Day or Disrupted Day or the lack of sufficient liquidity in the Shares during the Unwind Period (as determined by the Calculation Agent); provided further that if Deutsche shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Deutsche may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b)                 designated by Deutsche as a Settlement Date pursuant to the “Acceleration Events” provisions below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero; provided further that if any Settlement Date specified above is not an Exchange Business Day, the Settlement Date shall instead be the next Exchange Business Day; and provided further that, following the occurrence of at least three consecutive Suspension Days during an Unwind Period and while such Suspension Days are continuing, Deutsche may designate any subsequent Exchange Business Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Deutsche has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Suspension Day.

Final Date:	The first anniversary of the Hedge Completion Date (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)

Early Settlement Fee:

If a Settlement Date occurs on or prior to the Early Settlement Fee Date (an “Early Unwind Date”), Counterparty shall pay to Deutsche the Early Settlement Fee for such Early Unwind Date; provided that no Early Settlement Fee shall be payable if (i) the USD-Federal Funds Rate is less than the Spread on such Early Unwind Date or (ii) such Early Unwind Date occurs as a result of the designation by Deutsche of a Settlement Date resulting from an event or events outside Counterparty’s control.  “Early Settlement Fee” means, for any Early Unwind Date, an amount of cash equal to (a) the number of Settlement Shares for such Settlement Date multiplied by (b) the Initial Forward Price multiplied by (c) 0.50% multiplied by (d) the number of calendar days in the period from but excluding such Early Unwind Date to and including the Early Settlement Fee Date divided by (e) 365; “Early Settlement Fee Date” means the date that is two months after the Hedge Completion Date.

Settlement Shares:

(a)                     With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated pursuant to the “Acceleration Events”

provisions below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:

Physical Settlement, Cash Settlement, or Net Stock Settlement, at the election of Counterparty, in its sole discretion, as set forth in a Settlement Notice; provided that if Counterparty elects Cash Settlement or Net Stock Settlement, it shall be deemed to have repeated the representations contained under “Securities Laws Representations and Agreements” below; provided further that if no election is made by Counterparty, Physical Settlement shall apply.  The parties hereto acknowledge that Counterparty cannot be obligated to settle this Transaction by cash payment unless Counterparty elects Cash Settlement; provided, however, that the foregoing shall not apply to the payment of an Early Settlement Fee if the Early Unwind Date occurs as the result of the designation by Counterparty of a Settlement Date.

Physical Settlement:

If Physical Settlement is applicable, then Counterparty shall deliver to Deutsche through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Deutsche shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date.

Physical Settlement Amount:

For any Settlement Date for which Physical Settlement is applicable, an amount equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:

On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Deutsche will pay the Cash Settlement Amount to Counterparty.  If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Deutsche.  Such amounts shall be paid on such Settlement Date.

Cash Settlement Amount:

An amount determined by the Calculation Agent equal to: (i)(A) the Forward Price as of the first day of the applicable Unwind Period minus (B) the weighted average price (the “Unwind Purchase Price”) at which Deutsche purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Suspension Day or Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Stock Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, plus USD 0.02, multiplied by (ii) the Settlement Shares.

Net Stock Settlement:

On any Settlement Date in respect of which Net Stock Settlement applies, if the Cash Settlement Amount is a (i) positive number, Deutsche shall deliver a number of Shares to Counterparty equal to the Net Stock Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Deutsche equal to the Net Stock Settlement Shares; provided that if Deutsche determines in its good faith judgment that it would be required to deliver Net Stock Settlement Shares to Counterparty, Deutsche may elect to deliver a portion of such Net Stock Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Stock Settlement Shares:

With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:

The period from and including the first Exchange Business Day following the date Counterparty elects Cash Settlement or Net Stock Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date (as such date may be changed by Deutsche as described in the first proviso in clause (a) of the definition of Settlement Date above and provided that Deutsche may truncate any Unwind Period pending (and reduce the Settlement Shares for such Unwind Period to the portion thereof, if any, for which Deutsche has determined an Unwind Purchase Price) at the time Deutsche designates a Settlement Date pursuant to the “Acceleration Events” provisions below, effective upon such designation).

Failure to Deliver:	Applicable

Suspension Day:

Any day on which Deutsche determines based on the advice of outside counsel of national standing that Cash Settlement or Net Stock Settlement may violate applicable securities laws or cause Deutsche to not be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Deutsche.  Deutsche shall promptly notify Counterparty if it receives such advice from its counsel.

Share Cap:

Except as provided under “Private Placement and Registration Procedures” below, in no event will Counterparty be required to deliver to Deutsche on any Settlement Date, whether pursuant to Physical Settlement, Net Stock Settlement, any Private Placement Settlement or any Registration Settlement, a number of Shares in excess of (i) the Initial Number of Shares minus (ii) the aggregate number of Shares delivered by Counterparty to Deutsche hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

New Shares:

In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in (i) shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors)”.

Consequences of Merger Events:

(a) Share-for-Share:	Cancellation and Payment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Cancellation and Payment

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Cancellation and Payment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Cancellation and Payment

Composition of Combined Consideration:	Not Applicable

Nationalization, Insolvency or Delisting:	Cancellation and Payment

In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Determining Party:

For all applicable Extraordinary Events, Deutsche; provided, however, that all calculations, adjustments, specifications, choices and determinations by the Determining Party shall be made in good faith and in a commercially reasonable manner.  The parties agree that they will work reasonably to resolve any disputes.

Additional Disruption Events:

Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the U.S. Bankruptcy Code in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

Determining Party:

For all applicable Additional Disruption Events, Deutsche; provided, however, that all calculations, adjustments, specifications, choices and determinations by the Determining Party shall be made in good faith and in a commercially reasonable manner. The parties agree that they will work reasonably to resolve any disputes.

Acknowledgments:

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:

Notwithstanding anything to the contrary herein or in the Agreement, Deutsche may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Deutsche under this Transaction, in whole or in part, to an affiliate of Deutsche, or any entity sponsored or organized by, or on behalf of or for the benefit of, Deutsche without the consent of Counterparty.  No such assignment, transfer or set over shall affect Deutsche’s obligations hereunder.  In the event of any transfer or assignment of any rights, title and interest, powers, privileges and remedies of Deutsche under this Transaction, the transferee or assignee shall assume and enter into all of the transferor’s covenants and representations under Sections 3(e), 3(f), 4(a)(i) and 4(a)(iii) of the Agreement or enter into new covenants and representations that are agreed by the other party under the Agreement, and the identity of the transferee or assignee shall be entered on the books and records maintained by each party or its respective agents.

Calculation Agent:

Deutsche.  All calculations and determinations by the Calculation Agent shall be made in good faith and in a commercially reasonable manner.  The parties agree that they will work reasonably to resolve any disputes.

Account Details:

(a) Account for delivery of Shares to Deutsche:	To be furnished

(b) Account for payments to Counterparty:	To be furnished

(c) Account for payments to Deutsche:	Bank of New York ABA 021-000-018 Deutsche Bank Securities, Inc. A/C 8900327634 FFC: To be provided by Deutsche

Offices:

The Office of Counterparty for the Transaction is:	Inapplicable, Counterparty is not a Multibranch Party.

The Office of Deutsche for the Transaction is:	Deutsche Bank AG, London Branch
1 Great Winchester Street
Winchester House
London EC2N 2DB

Notices:  For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, MA 01965
Telephone:	(617) 747-3300
Facsimile:	(617) 747-3380
Attention:	Darrell Crate

(b)	Address for notices or communications to Deutsche:

Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention:	Paul Stowell
Peter Barna

Telephone:	(212) 250-6270
(212) 250-1689

Email:	paul.stowell@db.com
peter.barna@db.com

with a copy to:

Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention:	Lars Kestner

Telephone:	(212) 250-6043
Email:	lars.kestner@db.com

Effectiveness; Distribution Agreement; Interpretive Letter.

Conditions to Effectiveness.  This Transaction shall be effective if and only if Shares are sold on or after the Trade Date pursuant to the Distribution Agreement.  If the Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Distribution Agreement Representations, Warranties and Covenants.  On the Trade Date and on each date on which Deutsche or its affiliates delivers a prospectus in connection with a sale to hedge this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Distribution Agreement.  Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Deutsche.

Interpretive Letter.  Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Deutsche for this Transaction to comply with the Interpretive Letter.  Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any

“restricted period” as such term is defined in Regulation M.  In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

Agreements and Acknowledgments Regarding Shares:

(i)                                     Counterparty agrees and acknowledges that, in respect of any Shares delivered to Deutsche hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii)                                  Counterparty agrees and acknowledges that Deutsche will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Deutsche in connection with this Transaction may be used by Deutsche to return to securities lenders without further registration under the Securities Act.  Accordingly, Counterparty agrees that the Shares that it delivers, pledges or loans to Deutsche on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)                               Counterparty has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Number of Shares, solely for the purpose of settlement under this Transaction.

(iv)                              Unless the provisions set forth below under “Private Placement and Registration Procedures” are applicable, Deutsche agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans with respect to the Shares.

(v)                                 In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Stock Settlement of this Transaction, Deutsche shall use its good faith efforts to comply, or cause compliance, with the provisions of Rule 10b-18 under the Exchange Act, taking into account any purchases under other Equity Contracts, as if such provisions were applicable to such purchases.

Securities Laws Representations and Agreements:

(i)                                     Counterparty represents to Deutsche on the Trade Date and on any date that Counterparty notifies Deutsche that Cash Settlement, Net Stock Settlement or Alternative Settlement under “EITF 00-19; Alternative Settlement” below applies to this Transaction, that (a) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and (b) it has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with this Transaction.  In addition to any other requirement set forth herein, Counterparty agrees not to designate any Settlement Date or elect Alternative Settlement under “EITF 00-19; Alternative Settlement” below if settlement in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii)                                  It is the intent of Deutsche and Counterparty that following any election of Cash Settlement or Net Stock Settlement by Counterparty, the purchase of Shares by Deutsche during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c).

Counterparty acknowledges that (a) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Deutsche (or its agent or affiliate) in connection with this Confirmation and (b) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Counterparty hereby agrees with Deutsche that during any Unwind Period Counterparty shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Equity Derivatives Group Personnel (as defined below).  For purposes of this Transaction, “Material Non-Public Information” means information relating to Counterparty or the Shares that (x) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Counterparty to its shareholders or in a press release, or contained in a public filing made by Counterparty with the Securities and Exchange Commission and (y) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares.  For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information  For purposes of this Transaction, “Equity Derivatives Group Personnel” means any employee of Deutsche or its affiliates who effects purchases or sales of Shares in connection with this Agreement.

(iii)          Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Deutsche of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv)                              During any Unwind Period, Counterparty shall (a) notify Deutsche prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Deutsche following any such announcement that such announcement has been made, and (c) promptly deliver to Deutsche following the making of any such announcement information indicating (1) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (2) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction.  In addition, Counterparty shall promptly notify Deutsche of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v)                                 Neither Counterparty nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Deutsche or any of its affiliates in connection with any Cash Settlement or Net Stock Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty.

(vi)                              Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

Miscellaneous:

Acceleration Events.

(i)                                     Stock Borrow Event.  If in Deutsche’s reasonable judgment, (a) Deutsche is not able hedge its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (b) Deutsche would incur a cost to borrow (or to maintain a borrow of) sufficient Shares to hedge its exposure under this Transaction that is equal to or greater than 100 basis points per annum per any Share (each of (a) and (b), a “Stock Borrow Event”), then Deutsche shall be entitled to designate any Scheduled Trading Day prior to the date the Number of Shares is first reduced to zero to be a Settlement Date, by providing Counterparty at least two Scheduled Trading Days’ notice prior to the relevant Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date, which shall not exceed the number of Shares as to which the relevant Stock Borrow Event relates.

(ii)                                  Dividends.  If on any day after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (a) any cash dividends in excess of USD 0.00 per Share or (b) share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or similar transaction or (c) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined by Deutsche, then Deutsche shall be entitled to designate any Scheduled Trading Day prior to the date the Number of Shares is first reduced to zero to be a Settlement Date, by providing Counterparty at least three Scheduled Trading Days’ notice prior to the relevant Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date.

(iii)                               Stock Price Event.  If at any time after the Trade Date the traded price per Share on the Exchange is less than or equal to USD 22.50, then Deutsche shall be entitled at any time thereafter to designate one or more Scheduled Trading Days prior to the date the Number of Shares is first reduced to zero to be a Settlement Date, by providing Counterparty at least ten Scheduled Trading Days’ notice prior to the relevant Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date.

(iv)                              Board Approval of Merger Event.  If on any day after the Trade Date, the board of directors of Counterparty votes to approve any action that, if consummated, would constitute a Merger Event, then Counterparty shall notify Deutsche of such occurrence within one Scheduled Trading Day after such occurrence and Deutsche shall be entitled to designate any Scheduled Trading Day prior to the date the Number of Shares is first reduced to zero to be a Settlement Date, by providing Counterparty at least twenty Scheduled Trading Days’ notice prior to the relevant Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date.

(v)                                 ISDA Termination.  In lieu of (a) designating an Early Termination Date as the result of an Event of Default or Termination Event, (b) terminating this Transaction and determining a Cancellation Amount as the result of an Additional Disruption Event, or (c) terminating this Transaction and determining an amount payable in connection with an Extraordinary Event to which Cancellation and Payment would otherwise be applicable, Deutsche shall be entitled to designate any Scheduled Trading Day prior to the date the Number of Shares is first reduced to zero to be a Settlement Date with respect to the Number of Shares as the Settlement Shares.

(vi)                              Termination Settlement.  Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, if a Settlement Date is designated by Deutsche as the result of one of the foregoing sub-paragraphs (i) through (v), Physical Settlement shall apply to the relevant Settlement Shares.

Private Placement and Registration Procedures.  If Counterparty notifies Deutsche that it is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Deutsche notifies Counterparty that in its reasonable opinion any Shares to be delivered to Deutsche by Counterparty may not be freely returned by Deutsche to securities lenders as described under such sub-paragraph (ii), or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act (the date such notification is effective being the “Determination Date”), then Counterparty may elect to effect the delivery of any such Shares (the “Restricted

Shares”) pursuant to either clause (i) or (ii) below, unless waived by Deutsche, on the later of (A)(1) if Private Placement Settlement is applicable, the tenth Scheduled Trading Day following the Determination Date or (2) if Registration Settlement is applicable, the thirtieth calendar day following the Determination Date (or if such day is not a Clearance System Business Day, the next Clearance System Business Day), (B) the date such delivery would otherwise be due pursuant to the terms of this Confirmation and (C) the Clearance System Business Day following notice by Deutsche to Counterparty of the number of Shares to be delivered pursuant to these “Private Placement and Registration Procedures”; provided that if Counterparty does not so elect within three Scheduled Trading Days of the Determination Date, Counterparty shall be deemed to have elected clause (i) below.

(i)                                     If Counterparty is obligated to settle the Transaction with Restricted Shares (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Deutsche; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Counterparty to Deutsche (or any affiliate designated by Deutsche) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Deutsche (or any such affiliate of Deutsche).  The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Deutsche, due diligence rights (for Deutsche or any designated buyer of the Restricted Shares by Deutsche), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Deutsche.  In the case of a Private Placement Settlement, Deutsche shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Deutsche hereunder in a commercially reasonable manner to reflect the fact that (A) such Restricted Shares may not be freely returned to securities lenders by Deutsche and may only be saleable by Deutsche at a discount to reflect the lack of liquidity in Restricted Shares and (B) Deutsche will incur carrying costs and other costs in connection with its hedge unwind activity relating to such Private Placement Settlement; provided that in no event will Counterparty be required to deliver to Deutsche a number of Restricted Shares in excess of (i) the Initial Number of Shares multiplied by two, minus (ii) the aggregate number of Shares delivered by Counterparty to Deutsche hereunder prior to the date of such delivery (the “Maximum Delivery Amount”).  If Deutsche adjusts the amount of Restricted Shares, it shall provide Counterparty with a statement indicating in reasonable detail how such share adjustment was determined.

If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Deutsche and its affiliates and (B) after the “holding period” specified in Rule 144(d)(ii) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Deutsche (or such affiliate of Deutsche) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Deutsche or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Deutsche (or such affiliate of Deutsche).

(ii)                                  If Counterparty elects to settle the Transaction pursuant to this clause (ii) (a “Registration Settlement”), then Counterparty shall promptly (but in any event no later than the Scheduled Trading Day immediately prior to the date delivery of the Shares is due pursuant to the terms of these “Private Placement and Registration Procedures”) file and use its reasonable efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Deutsche, to cover the resale of Restricted Shares (the “Registered Shares”) in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts, commissions, indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Deutsche.  If Deutsche, in its reasonable discretion, is not satisfied with such procedures and documentation or if a Settlement Date is designated by Deutsche pursuant to the “Acceleration Events” provisions above, Private Placement Settlement shall apply and Counterparty shall effect delivery of Restricted Shares by the tenth Scheduled Trading Day following notification from Deutsche.  In the case of a Registration Settlement, Deutsche shall, in its good faith discretion, adjust the amount of Registered Shares to be delivered to Deutsche hereunder in a commercially reasonable manner to reflect the fact that Deutsche will incur carrying costs and other costs in connection with its hedge unwind activity relating to such Registered Settlement; provided that in no event will Counterparty be required to deliver to Deutsche a number of Registered Shares in excess of the Maximum Delivery Amount.  If Deutsche adjusts the amount of Registered Shares, it shall provide Counterparty with a statement indicating in reasonable detail how such share adjustment was determined.

Indemnity.  Counterparty agrees to indemnify Deutsche and its affiliates and their respective directors, officers, employees, agents and controlling persons (Deutsche and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under the Transaction, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement or the consummation of the transactions contemplated hereby and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent resulting from Deutsche’s gross negligence or willful misconduct.

Waiver of Trial by Jury.  EACH OF COUNTERPARTY AND DEUTSCHE HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEUTSCHE OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Governing Law/Jurisdiction.  This Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof.  The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Method of Delivery.  Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through DBSI.  In addition, all notices, demands and communications of any kind relating to the Transaction between Deutsche and Counterparty shall be transmitted exclusively through DBSI.

EITF 00-19; Alternative Settlement.  The parties hereby agree that all documentation with respect to this Transaction is intended to qualify this Transaction as an equity instrument for purposes of EITF Issue No. 00-19.  If, subject to “Netting and Set-off” below, Counterparty owes Deutsche any amount in connection with this Transaction pursuant to Section 12.7 or 12.9 of the Equity Definitions (except in the case of an Extraordinary Event in which the consideration or proceeds to be paid to holders of Shares as a result of such event consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the case of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than (x) an Event of Default of the type described in Section 5(a)(iii), (v), (vi) or (vii) of the Agreement or (y) a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), or (v) of the Agreement that in the case of either (x) or (y) resulted from an event or events outside Counterparty’s control) (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to satisfy any such Payment Obligation by delivery of Termination Delivery Units (as defined below) by giving irrevocable telephonic notice to Deutsche, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 a.m. and 4:00 p.m. New York time on the Closing Date or Early Termination Date, as applicable (“Notice of Termination Delivery”).  Upon Notice of Termination Delivery, Counterparty shall deliver to Deutsche a number of Termination Delivery Units having a cash value equal to the amount of such Payment Obligation (such number of Termination Delivery Units to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner, taking into account whether the Termination Delivery Units so delivered are freely tradable).  Settlement relating to any delivery of Termination Delivery Units pursuant to this provision shall occur within three Scheduled Trading Days.  “Termination Delivery Unit” means (A) in the case of a Termination Event, an Event of Default or an Extraordinary Event (other than an Insolvency, Nationalization, Merger Event or Tender Offer), one Share or (B) in the case of an Insolvency, Nationalization,

Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer; provided that if such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Deutsche and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

Right to Extend.  Deutsche may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Deutsche determines, in its discretion, that such extension is reasonably necessary or appropriate to enable Deutsche to effect purchases of Shares in connection with its hedging activity hereunder or under any other Equity Contract in a manner that would, if Deutsche were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements, as determined by Deutsche based upon the advice of outside counsel of national standing.

Counterparty Share Repurchases.  Counterparty agrees not to repurchase any Shares if, immediately following such purchase, the Number of Shares under this Confirmation and all other Equity Contracts (as defined in “Netting and Set-off” below) would be equal to or greater than 8.0% of the number of then-outstanding Shares or such lower number of Shares as Deutsche notifies Counterparty would, in the reasonable judgment of outside counsel of national standing for Deutsche, present legal or regulatory issues for Deutsche.

Limit on Beneficial Ownership.  Notwithstanding any other provisions hereof, Deutsche shall not be entitled to receive Shares hereunder (whether in connection with the purchase of Shares on any Settlement Date or otherwise) to the extent (but only to the extent) that such receipt would result in Deutsche and its affiliates (i) directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time in excess of 4.9% of the outstanding Shares or (ii) having direct or indirect ownership or control (for purposes of the Bank Holding Company Act of 1956, as amended) at any time in excess of 4.9% of the outstanding Shares.  Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Deutsche and its affiliates directly or indirectly so beneficially owning or so owning or controlling in excess of 4.9% of the outstanding Shares.  If any delivery owed to Deutsche hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Deutsche gives notice to Counterparty that such delivery would not result in Deutsche and its affiliates directly or indirectly so beneficially owning or so owning or controlling in excess of 4.9% of the outstanding Shares.

Commodity Exchange Act.  Each of Deutsche and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA.

Securities Act.  Each of Deutsche and Counterparty agrees and represents that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, or an “accredited investor” as defined under the Securities Act.

ERISA.  Each of Deutsche and Counterparty agrees and represents that the assets used in the Transaction (a) are not assets of any “plan” (as such term is defined in Section 4975 of the U.S. Internal Revenue Code (the “Code”)) subject to Section 4975 of the Code or any “employee benefit plan” (as such term is defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Title I of ERISA, and (b) do not constitute “plan assets” (as such term is defined in Section 3(42) of ERISA).

Bankruptcy Status.  Deutsche acknowledges and agrees that this Confirmation is not intended to convey to Deutsche rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Deutsche’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Deutsche’s rights in respect of any transaction other than this Transaction.

No Collateral.  The parties acknowledge that this Transaction is not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to the Agreement.  Without limiting the generality of the foregoing, this Transaction will not be considered to create obligations covered by any collateral credit support annex to the Agreement and will be disregarded for the purposes of calculating any exposures pursuant to any such annex.

Netting and Set-off.  Deutsche agrees not to set-off or net amounts due from Counterparty with respect to this Transaction against amounts due from Deutsche to Counterparty under obligations other than Equity Contracts.  Section 2(c) of the Agreement as it applies to payments due with respect to this Transaction shall remain in effect and is not subject to the first sentence of this provision.  The parties agree that Section 6(f) of the Agreement is amended and restated to read as follows:

“(f)          Upon the occurrence of an Event of Default or Termination Event with respect to Counterparty as the Defaulting Party or the Affected Party (“X”), Deutsche (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X under an Equity Contract owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) under an Equity Contract owed to X (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation).  Y will give notice to the other party of any set-off effected under this Section 6(f).

“Equity Contract” shall mean for purposes of this Section 6(f) any Transaction relating to Shares sold pursuant to the Distribution Agreement.

If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest.  This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

Tax Representations.

(i)                                     For the purpose of Section 3(e) of the Agreement, each party makes the following representation:

(A)                              It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement.

(B)                                In making this representation, a party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)           For the purpose of Section 3(f) of the Agreement:

(A)          Deutsche makes the following representation(s):

(1)                                  It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax.

(2)                                  Each payment received or to be received by it under this Transaction will be effectively connected with its conduct of a trade or business in the United States.

(B)                                Counterparty represents that it is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

(iii)                               For the purpose of Section 4(a)(i) of the Agreement, promptly upon execution of this Confirmation, Counterparty shall provide to Deutsche a valid and duly executed IRS Form W-9 and any required attachments thereto.

(iv)                              For the purpose of Section 4(a)(i) of the Agreement, Deutsche shall provide to Counterparty a valid and duly executed IRS Form W-8ECI and any required attachments thereto (A) promptly upon execution of this Confirmation, (B) promptly upon reasonable demand by Counterparty and (C) promptly upon learning that any Form previously provided by Deutsche has become obsolete or incorrect.

Change of Account.  Section 2(b) of the Agreement is hereby amended by the addition after the word “delivery” in the first line thereof of the phrase “to another account in the same legal and tax jurisdiction”.

Please check this Confirmation and confirm that the foregoing correctly sets forth the terms of our agreement by signing in the space provided below and returning to Deutsche a facsimile of the fully-executed Confirmation.  Originals shall be provided for your execution upon your request.  Deutsche will make the time of execution of the Transaction available upon request.

Deutsche is regulated by the Financial Services Authority.

Very truly yours,

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Managing Director

By:	/s/ Peter Lambrakis
Name: Peter Lambrakis
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.,
acting solely as agent in connection with this Transaction

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Managing Director

By:	/s/ Peter Lambrakis
Name: Peter Lambrakis
Title: Managing Director

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ John Kingston, III
Name: John Kingston, III
Title: Executive Vice President,
General Counsel and Secretary

Signature page to Registered Forward

Transaction Confirmation

ANNEX A

Deutsche Bank

Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St,
London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: (212) 250-2500

PRICING SUPPLEMENT

DATE:	[ ]

TO:	Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, MA 01965
ATTENTION:	Darrell Crate
FACSIMILE:	(617) 747-3380

FROM:	Deutsche Bank AG, London Branch
TELEPHONE:	44 20 7545 0556
FACSIMILE:	44 11 3336 2009

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of July 31, 2009 (the “Confirmation”) between Affiliated Managers Group, Inc. (“Counterparty”) and Deutsche Bank AG, London Branch (“Deutsche”).

DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934.  DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION.  AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS TRANSACTION BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC.  DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

For all purposes under the Confirmation:

(a)                                  the Hedge Completion Date is [                    ];

Chairman of the Supervisory Board: Clemens Börsig Board of Managing Directors: Hermann-Josef Lamberti, Josef Ackermann, Dr. Hugo Banziger, Anthony Dilorio

Deutsche Bank AG is regulated by the FSA for the conduct of designated investment business in the UK, is a member of the London Stock Exchange and is a limited liability company incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration No. in England and Wales BR000005, Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB.

(b)                                 the Number of Shares shall be [                    ], subject to further adjustment in accordance with the terms of the Confirmation;

(c)                                  the Initial Forward Price shall be USD [                    ]; and

(d)                                 the Final Date shall be [                    ].

Signature page to Pricing Supplement to

Registered Forward Transaction Confirmation

Please check this Pricing Supplement and confirm that the foregoing correctly sets forth the terms of our agreement by signing in the space provided below and returning to Deutsche a facsimile of the fully-executed Pricing Supplement.  Originals shall be provided for your execution upon your request.

Deutsche is regulated by the Financial Services Authority.

Very truly yours,

DEUTSCHE BANK AG, LONDON BRANCH

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.,
acting solely as agent in connection with this Transaction

By:
Name:
Title:

By:
Name:
Title:

Confirmed as of the date first above written:

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

Signature page to Pricing Supplement to

Registered Forward Transaction Confirmation